Exhibit 10.1

February 22, 2024

To: Each of the persons or entities listed on Schedule A (the “Stockholders” and each a “Stockholder”)

Ladies and Gentlemen:

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Cooperation Agreement, dated March 11, 2023 (the “Cooperation Agreement”), by and among ON24, Inc. (the “Company”) and the Stockholders.

The Parties agree that:

1.

Subject to the terms of this letter agreement (this “Letter Agreement”), prior to the execution of this Letter Agreement, the Board shall take all actions necessary to ensure that Mr. Mitchell (or any Replacement Director) will remain on the Board pursuant to the Cooperation Agreement and accordingly will serve as a director and as a member of the Nominating and Corporate Governance Committee of the Board until the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”).

2.

Section 1(a), Section 1(b)(ii), Section 1(b)(iii), Section 1(e), Section 1(g), Section 2 and Section 4(c) of the Cooperation Agreement are hereby incorporated herein by reference, mutatis mutandis, as if set forth herein and shall apply to this Letter Agreement (with the term Expiration Date meaning the Expiration Date as defined below) and remain in effect until the date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s Amended and Restated Bylaws with respect to the 2025 Annual Meeting (the “Expiration Date”).

3.

Following the execution and delivery of this Letter Agreement by the Parties, (i) the Company will file with the SEC a Current Report on Form 8-K in respect of this Letter Agreement, and, prior to the filing thereof, the Company shall provide the Stockholders and its counsel a reasonable opportunity to review and comment on such Form 8-K and (ii) the Stockholders will file with the SEC an amendment to its Schedule 13D, and, prior to the filing thereof, the Stockholders shall provide the Company and its counsel a reasonable opportunity to review and comment on such Schedule 13D amendment. Except as otherwise contemplated in this paragraph 3, no Party shall issue any public announcement or press release relating to the Letter Agreement.

4.

Each Party shall be responsible for its own fees and expenses in connection with, any discussions prior to the date hereof and the negotiation and execution of this Letter Agreement and the transactions contemplated hereby.

Except as expressly set forth herein, the Cooperation Agreement and each document executed and delivered in connection therewith remains in full force and effect in accordance with its terms.

All notices, consents, requests, instructions, approvals, and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address(es) set forth below, (b) given by a nationally recognized overnight carrier, one (1) business day after being sent or (c) if given by any other means, when actually received during normal business hours at the address specified below:

If to the Company:

ON24, Inc.

50 Beale Street, 8th Floor

San Francisco, CA 94105

Attention: Bill Weesner

Email:    william.weesner@on24.com

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, CA 94301

Attention: Thomas Ivey

Email:   thomas.ivey@skadden.com

and

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention: Richard J. Grossman

Email:   richard.grossman@skadden.com

If to you:

Indaba Capital Management, L.P.

One Letterman Drive

Building D, Suite DM 700

San Francisco, CA 94129

Attention: Derek Schrier

Email:    derek@indabacapital.com

With a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 6th Avenue

New York, NY 10019

Attention:   Elizabeth Gonzalez-Sussman

Email:     egonzalez@olshanlaw.com

This Letter Agreement, including exhibits and schedules attached to this Letter Agreement and the Cooperation Agreement, contain the entire understanding of the Parties with respect to the subject matter hereof. This Letter Agreement may be amended only by an agreement in writing executed by the Parties, and no waiver of compliance with any provision or condition of this Letter Agreement and no consent provided for in this Letter Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

In addition to the foregoing, the terms of Section 8 (Fiduciary Duties), Section 10 (Counterparts), Section 11 (Specific Performance), Section 12 (Applicable Law and Jurisdiction), Section 15 (Severability), Section 16 (No Third-Party Beneficiaries; Assignment) and Section 17 (Interpretation and Construction) of the Cooperation Agreement are hereby incorporated herein by reference, mutatis mutandis, as if set forth herein and shall apply to this Letter Agreement.

[Signature Pages Follow]

If the terms of this Letter Agreement are in accordance with your understanding, please sign below and this Letter Agreement will constitute a binding agreement among us.

ON24, INC.

By:	/s/ William Weesner
Name: William Weesner
Title: General Counsel

[Signature Page to Letter Agreement]

Acknowledged and agreed to as of the date first written above:

INDABA CAPITAL MANAGEMENT L.P.

By:	/s/ Derek Schrier
Name: Derek Schrier
Title: Managing Partner

[Signature Page to Letter Agreement]